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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No.1 to Registration Statement No. 333-118250 of Bunge Limited on Form S-4 of our report dated March 12, 2004 (May 13, 2004 as to notes 1, 2, 6, and 9), appearing in the Annual Report on Form 10-K of Bunge Limited for the year ended December 31, 2003, which contains an explanatory paragraph that describes the changes in 2002 in the method of accounting for goodwill and certain intangible assets to conform to Statement of Financial Accounting Standards No. 142 and its method of accounting for asset retirement obligations to conform to Statement of Financial Accounting Standards No. 143, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
September 27, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM